UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 19, 2023

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On December 19, 2023, Palatin Technologies, Inc. (“Palatin”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cosette Pharmaceuticals, Inc. (“Cosette”) pursuant to which Cosette acquired from Palatin worldwide rights to Vyleesi®.  Vyleesi is a U.S. Food and Drug Administration approved melanocortin receptor agonist, bremelanotide injection, for as-needed treatment of premenopausal women with hypoactive sexual desire disorder in anticipation of sexual activity.

Under the terms of the Purchase Agreement, Palatin sold certain assets (the “Purchased Assets”) to Cosette, comprising the exclusive right to market and sell Vyleesi for treatment of hypoactive sexual desire disorder in women.  The Purchased Assets include applicable intellectual property pertaining to the marketing and sale of Vyleesi, including patents, patent applications, trademarks and copyrights.  In addition, Cosette acquired records pertaining to the historical sales and distribution of Vyleesi, as well as quality control and pharmacovigilance records and other records.  Palatin will receive up to $171 million, consisting of an upfront purchase price of $12 million plus contingent, sales-based milestone payments of up to $159 million. The closing of the transaction took place simultaneously with the signing of the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties and covenants, as well as standard mutual indemnities covering losses arising from any material breach of the Purchase Agreement or inaccuracy of representations and warranties.

Simultaneously and in connection with entering into the Purchase Agreement, the parties have also entered into certain supporting agreements, including a customary transitional services agreement, pursuant to which, during a transition period, Palatin will continue Vyleesi operations and Cosette and Palatin will transition regulatory and distribution responsibility for Vyleesi to Cosette.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed with the U.S. Securities and Exchange Commission as an Exhibit to Palatin’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2023.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 of this Current Report on Form 8-K is herein incorporated by reference.

Item 8.01   Other Events.

On December 20, 2023, the Company issued a press release relating to the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

2

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include any statements regarding the Company’s expectations regarding the timing and any receipt of sales-based milestone payments under the Purchase Agreement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: December 20, 2023	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

4

EXHIBIT INDEX

99.1	Press Release dated December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

5